Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of U-BX Technology Ltd. on Amendment No. 18 to the Form F-1 of our report dated November 17, 2023, with respect to our audits of the consolidated financial statements of U-BX Technology Ltd. as of and for the two years ended June 30, 2023 and 2022. We also consent to the reference to our Firm under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 12, 2024